UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 19, 2017 (January 19, 2017)

Accurexa Inc.

 (Exact name of registrant as specified in its charter)

Delaware	000-54907	46-2999657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 Barksdale
Newark DE 19711
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(302) 709-1822

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignations

On January 19, 2017, Mr. George Yu, MD resigned as President, Chief Executive Officer, Principal Financial Officer, and Director of the Company’s Board, effective immediately.  Mr. Yu’s resignation does not arise from any disagreement on any matter relating to the Company’s operations, policies or practices, or regarding the general direction of the Company.

On January 19, 2017, Mr. Anchie Kuo, MD resigned as Director of the Company’s Board, effective immediately.  Mr. Kuo’s resignation does not arise from any disagreement on any matter relating to the Company’s operations, policies or practices, or regarding the general direction of the Company.

Appointments

On January 19, 2017, the Board of Directors of the Company appointed Mr. Bryan Lee, PhD as President, Chief Executive Officer, Principal Financial Officer, and Director of the Company’s Board, effective immediately.

Mr. Lee (age 48) has been Executive Director at Bright Oceans Ventures, Ltd., a private investment firm focused on high-growth technology companies and special opportunities, since 2009.  He spent most of his 25-year professional career with growth and technology companies in the biotech, pharmaceutical and medical device industries.  Mr. Lee started his professional career in formulation development and medicinal chemistry at SmithKline Beecham.  He later worked as a trader at Bear Stearns and in healthcare investment banking at Lehman Brothers.  After he joined Bright Oceans Ventures, he focused on deal sourcing, due diligence of investment opportunities and portfolio management.  He received a BS and a PhD from the City University of London.

On January 19, 2017, the Board of Directors of the Company appointed Mr. Oliver Jackson as Director of the Company’s Board, effective immediately.

Mr. Jackson (age 56) has been a partner at OMJ Asset Management S.A., a private equity firm, since 2003.  Previously, he was an investment banker for 14 years at Merrill Lynch and Lehman Brothers where worked on equity and debt financings, and cross-border M&A transactions for companies in the telecommunications and technology sectors.   He started his career as an analyst at a fixed income fund.  He received his bachelor’s degree from the City University of London.

Chief Executive Officer Employment Agreement

On January 19, 2017, we entered into an employment agreement with Mr. Bryan Lee, our President and Chief Executive Officer, which expires on January 18, 2018, but renews for subsequent one year terms unless terminated by either party at least 60 days before the expiration of a term. Mr. Lee’s salary under his agreement is $10,000 per month and contains typical clauses with respect to non-disclosure, confidentiality and non-disparagement.  A copy of that agreement is filed as Exhibit 10.20 hereto and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits

(d)  Exhibits

10.20

  Chief Executive Officer Employment Agreement with Bryan Lee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCUREXA INC.

Dated: January 19, 2017	By: /s/ Bryan Lee
Name: Bryan Lee
Title: President & CEO